EXHIBIT 99.1

Ainos Partners with Nisshinbo Micro Devices and Inabata to Co-Develop VOC Sensing Platform For Broader Industry Adoption

The Collaboration Signals Era of New Innovation for AI Nose Technology for Broader Industry AdoptionWith Partnership, Ainos Makes Progress Towards Mission of Digitizing Smell

SAN DIEGO, CA / ACCESSWIRE / August 9, 2023 / Ainos, Inc. (NASDAQ:AIMD, AIMDW) ("Ainos", or the "Company"), a diversified healthcare company focused on the development of novel point-of-care testing, low-dose interferon therapeutics, and synthetic RNA-driven preventative medicine, today announced that it had signed an agreement (the "Agreement") with Nisshinbo Micro Devices Inc. (NISD) and Taiwan Inabata Sangyo Co. (Inabata) to co-develop a volatile organic compound (VOC) sensing platform (the "Platform"). The Platform is intended to be used in a variety of applications including telehealth, automotive, industrial, and environmental safety.

Under the Agreement, Ainos and NISD (collectively, the "Parties") will co-develop a VOC sensing platform that leverages Ainos' digital nose intellectual properties, the AI Nose platform. Ainos will be compensated with an upfront development fee and per-unit fees. Inabata will provide business logistics for the program and liaise between Ainos and NISD.

The Parties have a shared vision for the future of VOC sensing technology across a variety of applications, including telehealth, automotive, industrial, and environmental safety. To achieve this vision, the Parties have committed to collaborating on the development of innovative technologies by leveraging Ainos' cutting-edge artificial intelligence (AI) algorithm and digital nose technologies. These technologies have been developed over the past decade, and are protected by over 50 active and pending patents. By combining their expertise and resources, the Parties aim to create a new standard in VOC sensing and analysis, utilizing Ainos' deep-learning algorithm and cloud-based big data analysis to provide unparalleled accuracy and insight.

Chun-Hsien (Eddy) Tsai, Ainos' Chairman of the Board, President, and Chief Executive Officer, commented, "We are pleased to announce our latest initiative to generate new revenue streams through our diversified product portfolio. Following the successful launch of VELDONA® Pet, we are further advancing our AI Nose platform along the path to commercialization. We have long recognized the vast potential of VOC sensing technology beyond healthcare, and we believe that this co-development project is a key step in fulfilling our vision to expand use cases for our AI Nose tech platform."

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Mr. Tsai added, "VOCs are chemicals commonly found in indoor and outdoor surroundings, and in products such as paints, pharmaceuticals, and refrigerants. They can be emitted as gases from solids or liquids and can be hazardous to health. Digital nose technology, also known as gas sensors, has been widely used for air quality monitoring in industrial and environmental settings. Our cutting-edge AI Nose tech platform, which combines digital nose sensors, AI algorithms, and the digital profiling of VOCs as the Smell ID, has the capacity to revolutionize air quality sensing in these scenarios. By integrating AI, we can enhance traditional VOC sensing capabilities, making them more intelligent and effective: We are essentially giving AI a nose."

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"With this breakthrough technology, we believe we are poised to make a significant impact on the detection and mitigation of VOCs, both in the environment and in the human body. We look forward to continuing to innovate and develop our AI Nose platform to further digitize smell and protect human health for years to come," Mr. Tsai concluded.

"We are delighted to have this co-development agreement with Ainos and Inabata, who have cutting-edge AI Nose tech platform. We aim to make a significant contribution to society by creating new businesses that solve social issues in the fields of industry, environmental safety, automobiles, and medicine by utilizing the AI Nose tech platform brought about by this partnership," Mr. Komiyama, the Executive Managing Officer of Nisshinbo Micro Devices, stated.

"We are delighted to work with Ainos and NISD under this co-development agreement. We have high expectations for the future and believe that this partnership will bring significant benefits to our company," Mr. Tung, Cheng Chung, the Chairman of Taiwan Inabata Sangyo Co., said.

About Ainos, Inc.

Headquartered in San Diego, California, Ainos, Inc. is a diversified healthcare company engaged in developing innovative medical technologies for point-of-care testing and safe and novel medical treatment for a broad range of disease indications. In addition to its proprietary therapeutics using low-dose non-injectable interferon, Ainos has also expanded its product portfolio to include Volatile Organic Compounds (VOC) and COVID-19 POCTs. Powered by its AI Nose platform, the lead POCT candidate, Ainos Flora, is a telehealth-friendly POCT for women's health and certain common STIs. To learn more, visit https://www.ainos.com.

Follow Ainos on Twitter (@AinosInc) and LinkedIn to stay up-to-date.

About Nisshinbo Micro Devices Inc.

Nisshinbo Micro Devices Inc. provides analog solutions through electronic devices and microwave products. The company's comprehensive analog solutions serve a broad range of industries including automotives, industrials and consumers. It is the result of an integration of former companies New Japan Radio Co., Ltd. and RICOH Electronic Devices Co., Ltd. The company employs approximately 1,920 people. Nisshinbo Micro Devices Inc. is headquartered in Tokyo, Japan. For more information, visit: https://www.nisshinbo-microdevices.co.jp/en/.

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About Taiwan Inabata Sangyo Co., Ltd.

Founded in 1989, Taiwan Inabata Sangyo Co., Ltd is a fully owned Taiwanese subsidiary of Inabata & Co. Ltd. The parent company Inabata & Co. Ltd. is a multifaceted trading company operating in four business segments: Information & Electronics, Plastics, Chemicals and Life Industry. Inabata & Co. Ltd. operates in about 60 locations in 18 countries. Inabata & Co. Ltd.is headquartered in Osaka Japan and is listed in Tokyo Stock Exchange under stock symbol 8098. Inabata is founded in 1890. Taiwan Inabata Sangyo Co., Ltd has devoted to grow with the innovators by helping them to connect business within the Inabata group. It traditionally focused on the trading of display related materials and equipment, semiconductor materials, engineering plastics, industrial chemicals but it has expanded coverage to the gas sensor industry, and healthcare industry in lien with parent company's strategy. For more information, visit: https://www.inabata.co.jp/english/.

Forward-Looking Statements

This press release contains "forward-looking statements" about Ainos within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "approximate", "expect," "intend," "plan," "predict," "project," "target," "future," "likely," "strategy," "foresee," "may," "guidance," "potential," "outlook," "forecast," "should," "will" or other similar words or phrases. Similarly, statements that describe the Company's objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements are based only on the Company's current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. The Company's actual results may differ materially from those indicated in the forward-looking statements.

Important factors that could cause the Company's actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among others, the cost of production and sales potential of the planned drug treatments announced in this press release; the Company's dependence on projected revenues from the sale of COVID-19 test kits and our VELDONA® Pet product line; the Company's limited cash and history of losses; the Company's ability to achieve profitability; the Company's ability to raise additional capital to continue the Company's product development; the ability to accurately predict the future operating results of the Company; the ability to advance Ainos' current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates the Company develops; the ability to obtain and maintain regulatory approval of Ainos product candidates; delays in completing the development and commercialization of the Company's current and future product candidates, which could result in increased costs to the Company, delay or limit the ability to generate revenue and adversely affect the business, financial condition, results of operations and prospects of the Company; intense competition and rapidly advancing technology in the Company's industry that may outpace its technology; customer demand for the products and services the Company develops; the impact of competitive or alternative products, technologies and pricing; disruption in research and development facilities; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company's operations; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; the Company's ability to realize the benefits of third party licensing agreements; the Company's ability to obtain and maintain intellectual property protection for Ainos product candidates; compliance with applicable laws, regulations and tariffs; and the Company's success in managing the growth. A more complete description of these risk factors and others is included in the "Risk Factors" section of Ainos' most recent Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission, many of which risks are beyond the Company's control. In addition to the risks described above and in the Company's Form 10-K, other unknown or unpredictable factors also could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release.

The forward-looking statements made in this press release are expressly qualified in their entirety by the foregoing cautionary statements. Ainos undertakes no obligation to, and expressly disclaims any such obligation to, publicly update or revise any forward-looking statement to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Investor Relations Contact

ICR, LLC

Robin Yang

Tel: +1 646-224-6971

Email: Ainos.IR@icrinc.com

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